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                                                                      EXHIBIT 12


             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

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


                                                                     Nine Months      Year Ended            Six Months Ended
                                     Years Ended December 31,           Ended         September 30,             March 31,
                               ------------------------------------ September 30, ---------------------- -----------------------
                                  1994         1995          1996       1997         1997        1998       1998        1999
                               -----------  -----------  ---------- ------------  ----------  ---------- ----------- -----------
CONSOLIDATED
Earnings:
   Income before income
      taxes . . . . . . . . .    $   712      $ 1,549      $  6,136   $ 6,143       $ 7,298     $12,638   $(12,570)     $32,793
   Fixed charges  . . . . . .        249          325           223       251           283       2,486        227        5,588
                                 -------      -------      --------   -------       -------     -------   --------      -------
                                 $   961      $ 1,874      $  6,359   $ 6,394       $ 7,581     $15,124   $(12,343)     $38,381
                                 =======      =======      ========   =======       =======     =======   ========      =======

Fixed Charges:
   Interest expense . . . . .    $   172      $   286      $    171   $   164       $   214     $ 1,161   $     59      $ 4,923
   Portion of rental cost
      representing interest .         77           39            52        87            69       1,325        168          665
                                 -------      -------      --------   -------       -------     -------   --------      -------
                                 $   249      $   325      $    223   $   251       $   283     $ 2,486   $    227      $ 5,588
                                 =======      =======      ========   =======       =======     =======   ========      =======
Ratio of earnings to fixed
   charges  . . . . . . . . .        3.9x         5.8x         28.5x     25.5x         26.8x        6.1x       -- x         6.9x
                                 =======      =======      ========   =======       =======     =======   ========      =======

PRO FORMA:
Earnings:
   Income before income
      taxes . . . . . . . . .                                                                   $83,951                $35,534
   Fixed charges  . . . . . .                                                                     6,095                  5,769
                                                                                                -------                -------
                                                                                                $90,046                $41,303
                                                                                                =======                =======
Fixed Charges:
   Interest expense . . . . .                                                                   $ 4,292                $ 4,923
   Portion of rental cost
      representing interest .                                                                     1,803                    846
                                                                                                -------                -------
                                                                                                $ 6,095                $ 5,769
                                                                                                =======                =======
Ratio of earnings to fixed
   charges  . . . . . . . . .                                                                      14.8x                   7.2x
                                                                                                =======                =======

PRO FORMA AS ADJUSTED:
Earnings:
   Income before income
      taxes . . . . . . . . .                                                                   $72,714                $32,848
   Fixed charges  . . . . . .                                                                    17,332                  8,455
                                                                                                -------                -------
                                                                                                $90,046                $41,303
                                                                                                =======                =======
Fixed Charges:
   Interest expense . . . . .                                                                   $15,529                $ 7,609
   Portion of rental cost
      representing interest .                                                                     1,803                    846
                                                                                                -------                -------
                                                                                                $17,332                $ 8,455
                                                                                                =======                =======
Ratio of earnings to fixed
   charges  . . . . . . . . .                                                                       5.2x                   4.9x
                                                                                                =======                =======
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